Exhibit 10.1.2

                            DATED ___ November, 2002

                          HOLMES FINANCING (NO. 6) PLC

                                       and

                               ABBEY NATIONAL PLC

                                       and

                                       ___



                -------------------------------------------------

                    SIXTH ISSUER LIQUIDITY FACILITY AGREEMENT

                -------------------------------------------------



                                 ALLEN & OVERY
                                     London
                                  ICM:579877.3

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                                    CONTENTS

CLAUSE                                                                      PAGE

1.   Definitions and Interpretation............................................1
2.   The Sixth Issuer Liquidity Facility.......................................3
3.   Purpose...................................................................4
4.   Conditions Precedent......................................................5
5.   Drawdown..................................................................5
6.   Repayment.................................................................7
7.   Cancellation..............................................................8
8.   Interest.................................................................10
9.   Payments.................................................................11
10.  Taxes....................................................................12
11.  Market Disruption........................................................13
12.  Increased Costs..........................................................14
13.  Illegality...............................................................15
14.  Representations and Warranties...........................................15
15.  Undertakings.............................................................18
16.  Default..................................................................19
17.  Fees.....................................................................20
18.  Enforcement and Subordination............................................21
19.  Expenses.................................................................22
20.  Stamp Duties.............................................................23
21.  Indemnities..............................................................23
22.  Evidence and Calculations................................................24
23.  Amendments and Waivers...................................................24
24.  Changes to the Parties...................................................25
25.  Disclosure of Information................................................27
26.  Set-Off..................................................................27
27.  Severability.............................................................28
28.  Counterparts.............................................................28
29.  Notices..................................................................28
30.  Third Party Rights.......................................................29
31.  Governing Law............................................................29
32.  Submission to Jurisdiction...............................................29

SCHEDULES

1.   Conditions Precedent Documents...........................................30
2.   Calculation of the MLA Cost..............................................31
3.   Form of Liquidity Facility Request.......................................33
4.   Form of Novation Certificate.............................................34

SIGNATORIES...................................................................36

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THIS AGREEMENT is dated ___ November, 2002

BETWEEN:

(1) HOLMES FINANCING (NO. 6) PLC (registered number 4359738, whose registered office is Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN (the "SIXTH ISSUER");

(2) ___, as the liquidity facility provider (the "SIXTH ISSUER LIQUIDITY FACILITY PROVIDER" which expression shall include such person and all other persons for the time being acting as the liquidity facility provider to the Sixth Issuer under this Agreement);

(3) ABBEY NATIONAL PLC, a public limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN in its capacity as cash manager (the "SIXTH ISSUER CASH MANAGER" which expression shall include such person and all other persons for the time being acting as the cash manager or cash managers to the Sixth Issuer under the Sixth Issuer Cash Management Agreement); and

(4) THE BANK OF NEW YORK whose principal office is at One Canada Square, London E14 5AL as security trustee (the "SIXTH ISSUER SECURITY TRUSTEE" which expression shall include such person and all other persons acting as the security trustee or security trustees for the time being under the Sixth Issuer Deed of Charge).

WHEREAS:

(A) The Sixth Issuer will, on or about the date of this Agreement, issue the Sixth Issuer Notes.

(B) This Agreement has been entered into to assist the Sixth Issuer in certain circumstances in meeting certain of its payment liabilities under the Sixth Issuer Notes when due.

(C) Upon the terms and subject to the conditions set out in this Agreement, the Sixth Issuer Liquidity Facility Provider has agreed to make a Sixth Issuer Liquidity Facility and a Sixth Issuer Liquidity Stand-by Facility available to the Sixth Issuer on and subject to the terms set out in this Agreement.

IT IS AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

1.1   DEFINITIONS

      The Amended and Restated Master Definitions and Construction Schedule and the Sixth Issuer Master Definitions and Construction Schedule, both signed for the purposes of identification by Allen & Overy and Slaughter and May on ___ November, 2002 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Amended and Restated Master Definitions and Construction Schedule and the Sixth Issuer Master Definitions and Construction Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions

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                                       2

      set out in CLAUSE 2 of the Amended and Restated Master Definitions and Construction Schedule and CLAUSE 2 of the Sixth Issuer Master Definitions and Construction Schedule. In the event of a conflict between the Amended and Restated Master Definitions and Construction Schedule and the Sixth Issuer Master Definitions and Construction Schedule, the Sixth Issuer Master Definitions and Construction Schedule shall prevail.

1.2   CONSTRUCTION

(a)   In this Agreement, unless the contrary intention appears, a reference to:

      (i) "ASSETS" includes present and future properties, revenues and rights of every description;

            an "AUTHORISATION" includes an authorisation, consent, approval, resolution, licence, exemption, filing or registration;

            a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

            (A) if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month; or

            (B) if a Sixth Issuer Liquidity Facility Interest Period commences on the last Business Day of a calendar month, that Sixth Issuer Liquidity Facility Interest Period shall end on the last Business Day in the calendar month in which it is to end; and

            a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation.

(b) Unless the contrary intention appears, a term used in any other Sixth Issuer Liquidity Document or in any notice given under or in connection with any Sixth Issuer Liquidity Document has the same meaning in that Sixth Issuer Liquidity Document or notice as in this Agreement.

(c) The Sixth Issuer Security Trustee has agreed to become a party to this Agreement only for the purpose of taking the benefit of CLAUSES 5.1(B) (Sixth Issuer Liquidity Facility Drawings), 5.2(A), (B) and (D) (Stand-by Drawings), 6(B) and (C) (Repayment), 14.1 (Representations and warranties by the Sixth Issuer), 18 (Enforcement and Subordination), 24 (Changes to the Parties) and 29 (Notices) and for agreeing amendments to this Agreement pursuant to CLAUSE 23 (Amendments and Waivers) and for the better preservation and enforcement of its rights under the Sixth Issuer Deed of Charge and (without prejudice to the terms of the Sixth Issuer Deed of Charge), other than as specified above, the Sixth Issuer Security Trustee shall assume no obligations or liabilities whatsoever to the Sixth Issuer Liquidity Facility Provider or the Sixth Issuer by virtue of the provisions of this Agreement.

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                                       3

2.    THE SIXTH ISSUER LIQUIDITY FACILITY

2.1   FACILITIES

      Subject to the terms of this Agreement, the Sixth Issuer Liquidity Facility Provider grants to the Sixth Issuer, the following facilities:

      (a)   a committed revolving sterling advances facility; and

      (b)   a committed sterling Sixth Issuer Liquidity Stand-by Facility.

2.2   FACILITY LIMITS

      The aggregate principal amount of the Sixth Issuer Liquidity Facility Loan shall not at any time exceed the Sixth Issuer Liquidity Facility Commitment at that time. The Sixth Issuer Liquidity Facility Provider is not obliged to lend more than the Sixth Issuer Liquidity Facility Commitment.

2.3   EXTENSION

(a) Save as otherwise provided in this Agreement, the Sixth Issuer (or the Sixth Issuer Security Trustee or the Sixth Issuer Cash Manager on its behalf) may by not more than 60 days and not later than 30 days before the end of the Sixth Issuer Liquidity Facility Commitment Period deliver to the Sixth Issuer Liquidity Facility Provider an irrevocable request that the Sixth Issuer Liquidity Facility Commitment Period should be extended (an "EXTENSION REQUEST") to a date that is not more than 364 days from the last day of the then current Sixth Issuer Liquidity Facility Commitment Period.

(b) The Sixth Issuer Liquidity Facility Provider shall promptly send the Sixth Issuer Security Trustee a copy of any Extension Request received by it.

(c) If the Sixth Issuer Liquidity Facility Provider wishes to accept an Extension Request then the Sixth Issuer Liquidity Facility Provider shall, not more than 15 days after receipt of the Extension Request, deliver to the Sixth Issuer (with a copy to the Sixth Issuer Security Trustee) an irrevocable notice (a "NOTICE OF EXTENSION") that the Sixth Issuer Liquidity Facility Provider has consented to the Extension Request.

(d) The Sixth Issuer Liquidity Facility Provider is not obliged to agree to extend the Sixth Issuer Liquidity Facility Commitment Period and in no event may it be extended beyond the Repayment Date.

2.4   CHANGE OF CURRENCY

(a) If more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

      (i) any reference in the Sixth Issuer Liquidity Documents to, and any obligations arising under the Sixth Issuer Liquidity Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Sixth Issuer Liquidity Facility Provider; and

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                                        4

      (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Sixth Issuer Liquidity Facility Provider acting reasonably.

(b) If a change in any currency of a country occurs, this Agreement will be amended to the extent the Sixth Issuer Liquidity Facility Provider specifies to be necessary to reflect the change in currency and to put it in the same position, so far as possible, that it would have been in if no change in currency had occurred.

3.    PURPOSE

(a) The Sixth Issuer (or the Sixth Issuer Cash Manager on behalf of the Sixth Issuer) shall apply each Sixth Issuer Liquidity Facility Drawing to meet any Sixth Issuer Liquidity Shortfall arising out of the Sixth Issuer's obligations:

      (i) to pay item (a) and items (c) to (g) (inclusive) of the Sixth Issuer Pre-Enforcement Revenue Priority of Payments, including interest payable on the Sixth Issuer Notes PROVIDED THAT:

            (A) Sixth Issuer Liquidity Facility Drawings may not be made under the Sixth Issuer Liquidity Facility to pay interest as specified in item (f) of the Sixth Issuer Pre-Enforcement Priority of Payments (being payment of interest on the Class B Sixth Issuer Notes) if, at the date of the relevant Sixth Issuer Liquidity Facility Drawing, the debit balance on the AA Principal Deficiency Sub-Ledger is in an amount equal to or in excess of 50 per cent of the Principal Amount Outstanding of the Class B Sixth Issuer Notes); and

            (B) Sixth Issuer Liquidity Facility Drawings may not be made under the Sixth Issuer Liquidity Facility to pay interest as specified in item (g) of the Sixth Issuer Pre-Enforcement Priority of Payments (being payment of interest on the Class C Sixth Issuer Notes) if, at the date of the relevant Sixth Issuer Liquidity Facility Drawing, the debit balance on the BBB Principal Deficiency Sub-Ledger is in an amount equal to or in excess of 50 per cent of the Principal Amount Outstanding of the Class C Sixth Issuer Notes); and/or

      (ii) subject to first paying or providing for the amounts specified in PARAGRAPH (I) above and subject also to PARAGRAPHS (A) and (B) below, to repay principal amounts owing in respect of the Series 1 Class A Sixth Issuer Notes, the Series 2 Class A Sixth Issuer Notes, the Series 3 Class A Sixth Issuer Notes and the Series 4 Class A Sixth Issuer Notes on their Scheduled Redemption Dates or, to the extent that the Series 1 Class A Sixth Issuer Notes, the Series 2 Class A Sixth Issuer Notes, the Series 3 Class A Sixth Issuer Notes and the Series 4 Class A Sixth Issuer Notes are not repaid in full on their Scheduled Redemption Dates, on each Interest Payment Date thereafter until such series of the Series 1 Class A Sixth Issuer Notes, the Series 2 Class A Sixth Issuer Notes, the Series 3 Class A Sixth Issuer Notes and the Series 4 Class A Sixth Issuer Notes are redeemed in full, provided that:

            (A) following the occurrence of a Non-Asset Trigger Event, this Sixth Issuer Liquidity Facility will be available only to repay principal amounts due and payable in respect of the Series 1 Class A Sixth Issuer Notes, the Series 2 Class A Sixth Issuer Notes, the Series 3 Class A Sixth Issuer Notes and the

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                                       5

                  Series 4 Class A Sixth Issuer Notes on their respective Final Maturity Dates; and

            (B) following the occurrence of an Asset Trigger Event, this Sixth Issuer Liquidity Facility will cease to be available to repay principal amounts due and payable in respect of the Series 1 Class A Sixth Issuer Notes, the Series 2 Class A Sixth Issuer Notes, the Series 3 Class A Sixth Issuer Notes or the Series 4 Class A Sixth Issuer Notes.

(b) The Sixth Issuer (or the Sixth Issuer Cash Manager on behalf of the Sixth Issuer) shall apply each Sixth Issuer Liquidity Facility Stand-by Drawing for the purposes set out in CLAUSE 5.2 (Stand-by Drawings).

(c) Without affecting the obligations of the Sixth Issuer in any way, the Sixth Issuer Liquidity Facility Provider is not bound to monitor or verify the application of any Sixth Issuer Liquidity Facility Loan.

4.    CONDITIONS PRECEDENT

4.1   DOCUMENTARY CONDITIONS PRECEDENT

      The obligations of the Sixth Issuer Liquidity Facility Provider to the Sixth Issuer under this Agreement are subject to the conditions precedent that:

      (a) the Sixth Issuer Notes have been issued on the Sixth Issuer Closing Date; and

      (b) the Sixth Issuer Liquidity Facility Provider has notified the Sixth Issuer that it has received all of the documents set out in SCHEDULE 1, and that each is in form and substance satisfactory to it.

4.2   FURTHER CONDITIONS PRECEDENT

      The obligation of the Sixth Issuer Liquidity Facility Provider to make a Sixth Issuer Liquidity Facility Loan is subject to the further conditions precedent that on both the date of the Sixth Issuer Liquidity Facility Request and the Sixth Issuer Liquidity Facility Drawdown Date for that Sixth Issuer Liquidity Facility Loan no Sixth Issuer Liquidity Facility Event of Default is outstanding or would result from the making of the Sixth Issuer Liquidity Facility Loan.

5.    DRAWDOWN

5.1   SIXTH ISSUER LIQUIDITY FACILITY DRAWINGS

(a) If, on the Sixth Issuer Note Determination Date immediately preceding a relevant Interest Payment Date, the Sixth Issuer (or the Sixth Issuer Security Trustee or the Sixth Issuer Cash Manager on behalf of the Sixth Issuer) determines that, on the relevant Interest Payment Date, a Sixth Issuer Liquidity Shortfall will arise, the Sixth Issuer (or the Sixth Issuer Security Trustee or the Sixth Issuer Cash Manager on behalf of the Sixth Issuer) may, on the Business Day immediately preceding that Interest Payment Date and subject to the terms of this Agreement, make a Sixth Issuer Liquidity Facility Drawing for all or any of the purposes set out in CLAUSE 3 (Purpose) (as appropriate) and, subject to the limits set out in CLAUSE 2.2 (Facility limits), in an amount equal to the Sixth Issuer Liquidity Shortfall.

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                                       6

(b) The Sixth Issuer (or the Sixth Issuer Security Trustee or the Sixth Issuer Cash Manager on behalf of the Sixth Issuer) shall give the Sixth Issuer Liquidity Facility Provider a Sixth Issuer Liquidity Facility Request for each Sixth Issuer Liquidity Facility Drawing, such notice to be given by facsimile in accordance with CLAUSE 29 (Notices) of this Agreement to be received by the Sixth Issuer Liquidity Facility Provider not later than 10:00 a.m. on the Business Day immediately preceding the proposed Sixth Issuer Liquidity Facility Drawdown Date.

(c) No Sixth Issuer Liquidity Facility Drawing may be made or requested to be made after the end of the Sixth Issuer Liquidity Facility Commitment Period.

5.2   STAND-BY DRAWINGS

(a) The Sixth Issuer Liquidity Provider shall, upon becoming aware of a Relevant Event, promptly notify the Sixth Issuer, the Sixth Issuer Security Trustee and the Sixth Issuer Cash Manager.

(b) If a Relevant Event occurs then the Sixth Issuer (or the Sixth Issuer Security Trustee or the Sixth Issuer Cash Manager on behalf of the Sixth Issuer) may, subject to the terms of this Agreement, and after serving a Sixth Issuer Liquidity Facility Request on the Sixth Issuer Liquidity Facility Provider, make a Sixth Issuer Liquidity Facility Stand-by Drawing equal to the undrawn portion of the Sixth Issuer Liquidity Facility Commitment at that time provided that such Sixth Issuer Liquidity Facility Stand-by Drawing shall be used only in accordance with PARAGRAPH (E) below. No Sixth Issuer Liquidity Facility Stand-by Drawing may be made or requested to be made after the end of the Sixth Issuer Liquidity Facility Commitment Period.

(c) Upon making a Sixth Issuer Liquidity Facility Stand-by Drawing, the Sixth Issuer (or the Sixth Issuer Security Trustee or the Sixth Issuer Cash Manager on behalf of the Sixth Issuer) shall forthwith pay the Sixth Issuer Liquidity Facility Stand-by Drawing into the Sixth Issuer Liquidity Facility Stand-by Account, which shall be an account with the Sixth Issuer Liquidity Facility Provider if the Relevant Event leading to the making of the Sixth Issuer Liquidity Facility Stand-by Drawing is of the type described in PARAGRAPH (B) of the definition of Relevant Event, and, otherwise with the Sixth Issuer Sterling Account Bank, or, if the Sixth Issuer Sterling Account Bank ceases to have the Requisite Ratings, shall be an account with a bank which has the Requisite Ratings.

(d) Interest earned on the Sixth Issuer Liquidity Facility Stand-by Account shall, subject to the Sixth Issuer Deed of Charge, be for the account of the Sixth Issuer who shall be entitled to withdraw and retain all interest earned on the Sixth Issuer Liquidity Facility Stand-by Account at any time.

(e) Amounts from time to time standing to the credit of the Sixth Issuer Liquidity Facility Stand-by Account shall belong to the Sixth Issuer and the Sixth Issuer Liquidity Facility Provider shall not have any proprietary interest or Security Interest in such amounts save as arises under the Sixth Issuer Deed of Charge. Other than as referred to in PARAGRAPH (D) above, the Sixth Issuer (or the Sixth Issuer Security Trustee or the Sixth Issuer Cash Manager on behalf of the Sixth Issuer) shall only make withdrawals from the Sixth Issuer Liquidity Facility Stand-by Account:

      (i) in such circumstances and in such amount as it would otherwise have been able to make a Sixth Issuer Liquidity Facility Drawing pursuant to CLAUSE 5.1 (Sixth Issuer Liquidity Facility Drawings), which withdrawal shall be deemed to be a Sixth Issuer

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                                       7

            Liquidity Facility Drawing made under CLAUSE 5.1 (Sixth Issuer Liquidity Facility Drawings);

      (ii) in order to make a repayment of a Sixth Issuer Liquidity Facility Stand-by Drawing in accordance with CLAUSE 6 (Repayment); or

      (iii) in order to invest sums standing to the credit of the Sixth Issuer Liquidity Facility Stand-by Account in Authorised Investments,

      but not otherwise, and the amounts of the Sixth Issuer Liquidity Facility Stand-by Drawing shall be reduced by the amount of such deemed Sixth Issuer Liquidity Facility Drawings or, as the case may be, repayment.

5.3   PAYMENT OF PROCEEDS

      Subject to the terms of this Agreement, the Sixth Issuer Liquidity Facility Provider shall make each Sixth Issuer Liquidity Facility Loan available for the Sixth Issuer by noon or, if LIBOR is determined otherwise than in accordance with paragraph (a) of its definition, by 2 p.m. on the relevant Sixth Issuer Liquidity Facility Drawdown Date.

6.    REPAYMENT

(a) Subject as provided below and subject to CLAUSE 18 (Enforcement and Subordination) and CLAUSE 21.2 (Other indemnities) on the earlier of:

      (i)   the immediately succeeding Interest Payment Date; and

      (ii)  the Repayment Date,

      the Sixth Issuer shall repay the outstanding balance of the Sixth Issuer Liquidity Facility Drawing, if any, as at the opening of business on such date. Other than on the Repayment Date and subject to the terms of this Agreement, the Sixth Issuer may draw a new Sixth Issuer Liquidity Facility Drawing or rollover an existing Sixth Issuer Liquidity Facility Drawing for the purpose of this PARAGRAPH (A) during the Sixth Issuer Liquidity Facility Commitment Period or if there has been an Extension Request accepted pursuant to CLAUSE 2.3 or a Stand-by Drawing pursuant to CLAUSE
      5.2 after the Sixth Issuer Liquidity Facility Commitment Period. Sixth Issuer Liquidity Facility Drawings repaid under PARAGRAPH (I) above may be redrawn in accordance with and subject to the terms of this Agreement.

(b) While a Sixth Issuer Liquidity Facility Stand-by Drawing is outstanding, any amount that has been withdrawn from the Sixth Issuer Liquidity Facility Stand-by Account shall be repaid by crediting such amount to the Sixth Issuer Liquidity Facility Stand-by Account as if it were a Sixth Issuer Liquidity Facility Drawing repayable in accordance with PARAGRAPH
      (A) above and the Sixth Issuer Liquidity Facility Stand-by Account shall be increased by the amount of the Sixth Issuer Liquidity Facility Drawing repaid. For the avoidance of doubt, any repayment pursuant to this PARAGRAPH (B) shall not be applied to reduce the amount of the Sixth Issuer Liquidity Facility Stand-by Drawing.

(c) The Sixth Issuer Liquidity Facility Stand-by Drawing shall, subject to CLAUSE 18 (Enforcement and Subordination), be repayable to the Sixth Issuer Liquidity Facility Provider, together with accrued interest pursuant to CLAUSE 8 (Interest), on the earlier of:

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                                       8

      (i)   (A)   if the Relevant Event resulting in the making of the Sixth
                  Issuer Liquidity Facility Stand-by Drawing was of the type described in PARAGRAPH (A) of the definition of Relevant
                  Event:

                  (a) the Sixth Issuer cancelling the Sixth Issuer Liquidity Facility Commitment in full (in accordance with CLAUSE 7.2(B) (Voluntary cancellation)) or the Sixth Issuer Liquidity Facility Provider entering into a Novation Certificate with a Qualifying Bank having the Requisite Ratings; or

                  (b) the day which is two Business Days after the date on which the Sixth Issuer Liquidity Facility Provider has given notice to the Sixth Issuer that it again has the Requisite Ratings; or

            (B) if the Relevant Event resulting in the making of the Sixth Issuer Liquidity Facility Stand-by Drawing was of the type described in PARAGRAPH (B) of the definition of Relevant Event, the Sixth Issuer entering into a replacement liquidity facility on terms acceptable to the Sixth Issuer Security Trustee and the Rating Agencies;

      (ii)  the Repayment Date; and

      (iii) the Sixth Issuer electing to repay the Sixth Issuer Liquidity Facility Stand-by Drawing as a result of the Sixth Issuer not having available to it sufficient funds to pay interest and other amounts due and payable in respect of the Sixth Issuer Liquidity Facility Stand-by Drawing.

7.    CANCELLATION

7.1   AUTOMATIC CANCELLATION OF THE SIXTH ISSUER LIQUIDITY FACILITY COMMITMENT

      The Sixth Issuer Liquidity Facility Commitment shall be automatically cancelled at close of business on the last day of the Sixth Issuer Liquidity Facility Commitment Period.

7.2   VOLUNTARY CANCELLATION

(a) The Sixth Issuer may with the prior written consent of the Sixth Issuer Security Trustee and provided that:

      (i) the Rating Agencies have confirmed that such cancellation will have no material adverse effect on the then current ratings of any of the Sixth Issuer Notes; or

      (ii) if the ratings of any of the Sixth Issuer Notes has previously been downgraded that such cancellation will not prevent the restoration of such rating,

      without premium or penalty, cancel the undrawn and uncancelled part of the Sixth Issuer Liquidity Facility Commitment in whole or in part (but if in part, in multiples of not less than (pound)50,000 unless the Sixth Issuer Liquidity Facility Commitment is less than (pound)50,000) at any time provided that it has given the Sixth Issuer Liquidity Facility Provider not less than seven Business Days' prior notice (which notice the Sixth Issuer shall copy to the Sixth Issuer Security Trustee, the Sixth Issuer Cash Manager and to the Rating Agencies) stating the principal amount to be cancelled. During such seven Business Day period the Sixth Issuer

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                                       9

      may not serve a Sixth Issuer Liquidity Facility Request purporting to draw all or any part of the amount the subject of such notice of such cancellation.

(b) If a Relevant Event of the type described in (a) of the definition of such term occurs, the Sixth Issuer may, without premium or penalty, by notice to the Sixth Issuer Liquidity Facility Provider (which notice the Sixth Issuer shall copy to the Sixth Issuer Security Trustee and the Sixth Issuer Cash Manager):

      (i) cancel the undrawn and uncancelled part of the Sixth Issuer Liquidity Facility, provided that the Sixth Issuer shall first have made arrangements for a replacement liquidity provider which is a Qualifying Bank and has the Requisite Ratings to enter into an agreement on substantially the same terms as this Agreement and provided that the Sixth Issuer Liquidity Facility Provider has been repaid all amounts outstanding to it under this Agreement in full; or

      (ii) require the Sixth Issuer Liquidity Facility Provider to enter into a novation agreement (at the cost of the Sixth Issuer) in a form reasonably satisfactory to the Sixth Issuer Liquidity Facility Provider, the Sixth Issuer and the Sixth Issuer Security Trustee with, or otherwise transfer the Sixth Issuer Liquidity Facility Provider's rights and obligations under this Agreement in such manner as is required by the Sixth Issuer and the Sixth Issuer Security Trustee to, a replacement liquidity facility provider which is a Qualifying Bank and has the Requisite Ratings, provided that the Sixth Issuer Liquidity Facility Provider has been repaid all amounts outstanding to it under this Agreement in full as a result of the novation.

(c) Without prejudice to the Sixth Issuer's rights under PARAGRAPH (B) above, if a Relevant Event of the type described in PARAGRAPH (A) of the definition of such term occurs, the Sixth Issuer Liquidity Facility Provider may make arrangements either:

      (i) to replace itself with a replacement liquidity facility provider which is acceptable to the Sixth Issuer which is a Qualifying Bank and has the Requisite Ratings to enter into an agreement on substantially the same terms as this Agreement; or

      (ii) request the Sixth Issuer, the Sixth Issuer Security Trustee and the Sixth Issuer Cash Manager to enter into a novation agreement in a form reasonably satisfactory to the Sixth Issuer and the Sixth Issuer Security Trustee with, or otherwise to transfer the Sixth Issuer Liquidity Facility Provider's rights and obligations under this Agreement in such manner as is required by the Sixth Issuer and the Sixth Issuer Security Trustee to, a replacement liquidity facility provider which is a Qualifying Bank and has the Requisite Ratings.

(d) To the extent that there is any conflict between the Sixth Issuer's rights under PARAGRAPH (B) above and the Sixth Issuer Liquidity Facility Provider's rights under PARAGRAPH (C) above, the views of the Sixth Issuer shall prevail with the result that if each of the Sixth Issuer and the Sixth Issuer Liquidity Facility Provider had selected a replacement liquidity facility provider, or wished to adopt a different approach under PARAGRAPH (B) above or PARAGRAPH (C) above, as appropriate, the selection and/or the approach to be adopted will be that selected or adopted (as the case may be) by the Sixth Issuer.

(e) The Sixth Issuer may also, without premium or penalty, by notice to the Sixth Issuer Liquidity Facility Provider, cancel the whole of the Sixth Issuer Liquidity Facility Commitment on the Repayment Date.

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7.3   ADDITIONAL RIGHT OF PREPAYMENT AND CANCELLATION

      If:

      (a) the Sixth Issuer is required to pay to the Sixth Issuer Liquidity Facility Provider any additional amounts under CLAUSE 10 (Taxes); or

      (b) the Sixth Issuer is required to pay to the Sixth Issuer Liquidity Facility Provider any amount under CLAUSE 12 (Increased costs),

      then, without prejudice to the obligations of the Sixth Issuer under those Clauses, the Sixth Issuer may, whilst the circumstances continue, give a notice of prepayment and cancellation to the Sixth Issuer Liquidity Facility Provider with a copy to the Sixth Issuer Security Trustee. On the date falling five Business Days after the date of giving of the notice:

            (i) the Sixth Issuer shall prepay the Sixth Issuer Liquidity Facility Loans; and

            (ii) the Sixth Issuer Liquidity Facility Commitment shall be cancelled.

7.4   MISCELLANEOUS PROVISIONS

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable.

(b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to CLAUSE 21 (Indemnities), without premium or penalty.

(c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d) No amount of the Sixth Issuer Liquidity Facility Commitment cancelled under this Agreement may subsequently be reinstated except with the consent of the Sixth Issuer Liquidity Facility Provider, the Sixth Issuer and the Sixth Issuer Security Trustee.

8.    INTEREST

8.1   INTEREST RATE

      The rate of interest on each Sixth Issuer Liquidity Facility Loan for each Sixth Issuer Liquidity Facility Interest Period is (subject to CLAUSE 18 (Enforcement and Subordination)) the rate per annum determined by the Sixth Issuer Liquidity Facility Provider to be the aggregate of the applicable:

      (a)   Sixth Issuer Liquidity Facility Margin;

      (b)   LIBOR; and

      (c)   Additional Percentage.

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                                       11

8.2   DUE DATES

      Except as otherwise provided in this Agreement (including, without limitation, CLAUSE 6), accrued interest on each Sixth Issuer Liquidity Facility Loan is payable by the Sixth Issuer on each Interest Payment Date.

8.3   DEFAULT INTEREST

(a) If the Sixth Issuer fails to pay any amount payable by it under this Agreement, it shall forthwith on demand by the Sixth Issuer Liquidity Facility Provider pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment, at a rate (the "DEFAULT RATE") determined by the Sixth Issuer Liquidity Facility Provider to be one per cent. per annum above the higher of the rate on the overdue amount under CLAUSE 8.1 (Interest rate) immediately before the due date (if of principal).

(b)   The Default Rate will be determined on each Business Day.

(c) Default interest will be compounded at the end of each Sixth Issuer Liquidity Facility Interest Period.

(d) This CLAUSE 8.3 shall not apply to amounts deferred as a result of the operation of CLAUSE 18 (Enforcement and Subordination).

8.4   NOTIFICATION OF RATES OF INTEREST

      The Sixth Issuer Liquidity Facility Provider shall promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

9.    PAYMENTS

9.1   PLACE

      All payments by the Sixth Issuer under this Agreement shall be made to the Sixth Issuer Liquidity Facility Provider's account at ___, Sort Code: ___; Account Number: ___ or to its account at such office or bank as it may notify to the Sixth Issuer for this purpose.

9.2   FUNDS

      Payments under this Agreement to the Sixth Issuer Liquidity Facility Provider shall be made for value on the due date at such times and in such funds as the Sixth Issuer Liquidity Facility Provider may specify to the Party concerned as being customary at the time for the settlement of transactions in Sterling.

9.3   CURRENCY

(a) Amounts payable in respect of costs, expenses, taxes and the like are payable in the currency in which they are incurred.

(b) Any other amount payable under this Agreement is, except as otherwise provided in this Agreement, payable in Sterling.

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                                       12

9.4   SET-OFF AND COUNTERCLAIM

      All payments made by the Sixth Issuer under this Agreement shall be made without set-off or counterclaim.

9.5   NON-BUSINESS DAYS

(a) If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on the principal at the rate payable on the original due date.

10.   TAXES

10.1  GROSS-UP

      Subject to CLAUSE 18 (Enforcement and Subordination) and CLAUSE 10.3 (Qualifying Bank), all payments by the Sixth Issuer under the Sixth Issuer Liquidity Documents shall be made without any deduction and free and clear of and without deduction for or on account of any Taxes, except to the extent that the Sixth Issuer is required by law to make payment subject to any Taxes. If any Tax or amounts in respect of Tax is required by law to be deducted, or any other deductions are required by law to be deducted, from any amounts payable or paid by the Sixth Issuer under the Sixth Issuer Liquidity Documents, the Sixth Issuer shall pay such additional amounts as may be necessary to ensure that the Sixth Issuer Liquidity Facility Provider receives a net amount equal to the full amount which it would have received had payment not been made subject to Tax.

10.2  TAX RECEIPTS

      Subject to CLAUSE 18 (Enforcement and Subordination), all Taxes required by law to be deducted or withheld by the Sixth Issuer from any amounts paid or payable under the Sixth Issuer Liquidity Documents shall be paid by the Sixth Issuer when due and the Sixth Issuer shall, within 15 days of the payment being made, deliver to the Sixth Issuer Liquidity Facility Provider evidence satisfactory to the Sixth Issuer Liquidity Facility Provider (including all relevant Tax receipts) that the payment has been duly remitted to the appropriate authority.

10.3  QUALIFYING BANK

      If, otherwise than as a result of the introduction of, change in, or change in the interpretation, administration or application of, any law or regulation or any practice or concession of the United Kingdom Inland Revenue occurring after the date of this Agreement, the Sixth Issuer Liquidity Facility Provider ceases to be a Qualifying Bank, the Sixth Issuer shall not be liable to pay to that Sixth Issuer Liquidity Facility Provider under CLAUSE 10.1 (Gross-up) any amount in respect of Taxes levied or imposed by the United Kingdom or any taxing authority of or in the United Kingdom in excess of the amount it would have been obliged to pay if the Sixth Issuer Liquidity Facility Provider had not ceased to be a Qualifying Bank.

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                                       13

10.4  REFUND OF TAX CREDITS

      If the Sixth Issuer makes a payment under CLAUSE 10.1 (Gross-up) (a "TAX PAYMENT") in respect of a payment to the Sixth Issuer Liquidity Facility Provider under this Agreement and the Sixth Issuer Liquidity Facility Provider determines in its discretion (acting reasonably and in good faith) that it has obtained a refund of Tax or obtained and used a credit against Tax on its overall net income (a "TAX CREDIT") which the Sixth Issuer Liquidity Facility Provider is able to identify as attributable to that Tax Payment, then the Sixth Issuer Liquidity Facility Provider shall reimburse the Sixth Issuer such amount as the Sixth Issuer Liquidity Facility Provider determines (acting reasonably and in good faith) to be such proportion of that Tax Credit as will leave the Sixth Issuer Liquidity Facility Provider (after that reimbursement) in no better or worse position than it would have been in if no Tax Payment had been required. The Sixth Issuer Liquidity Facility Provider shall not be obliged to disclose any information regarding its tax affairs and computations.

11.   MARKET DISRUPTION

(a) If LIBOR is to be determined in accordance with PARAGRAPH (B) of its definition and a Reference Bank does not supply an offered rate by 1.00 p.m. on a Sixth Issuer Liquidity Facility Drawdown Date, the applicable LIBOR shall, subject to PARAGRAPH (B) below, be determined on the basis of the quotations of the remaining Reference Bank(s).

(b) If, in relation to any Sixth Issuer Liquidity Facility Loan or proposed Sixth Issuer Liquidity Facility Loan:

      (i) LIBOR is to be determined in accordance with PARAGRAPH (B) of its definition and no, or only one, Reference Bank supplies a rate for the purposes of determining the applicable LIBOR or the Sixth Issuer Liquidity Facility Provider otherwise determines that adequate and fair means do not exist for ascertaining the applicable LIBOR; or

      (ii)  in the Sixth Issuer Liquidity Facility Provider's opinion:

            (A) matching deposits may not be available to it in the London interbank market in the ordinary course of business to fund that Sixth Issuer Liquidity Facility Loan for the relevant Sixth Issuer Liquidity Facility Interest Period; or

            (B) the cost to it of matching deposits in the London interbank market would be in excess of the relevant LIBOR,

            the Sixth Issuer Liquidity Facility Provider shall promptly notify the Sixth Issuer of the fact and that this CLAUSE 11 is in operation.

(c) After any notification under PARAGRAPH (B) above, the Sixth Issuer Liquidity Facility Loan shall bear interest at the rate per annum equal to the sum of the applicable Sixth Issuer Liquidity Facility Margin, the Additional Percentage and the cost to the Sixth Issuer Liquidity Facility Provider (expressed as a rate per annum) of funding the Sixth Issuer Liquidity Facility Loan by whatever means it reasonably determines to be appropriate.

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                                       14

12.   INCREASED COSTS

12.1  INCREASED COSTS

(a) Subject to CLAUSE 12.2 (Exceptions) and CLAUSE 18 (Enforcement and Subordination), the Sixth Issuer shall forthwith on demand by the Sixth Issuer Liquidity Facility Provider pay the Sixth Issuer Liquidity Facility Provider the amount of any increased cost incurred by it as a result of:

      (i) the introduction of, or any change in, or any change in the interpretation by any court or official authority or application of, any law or regulation;

      (ii) compliance with any regulation made after the date of this Agreement, or

      (iii) the imposition, modification or application of any reserve, special deposit, cash ratio, liquidity and capital adequacy requirements (including without limitation those arising from any change to, or change in the interpretation of, the 1988 Capital Accord as a result of the implementation of any proposals made by the Basle Committee on Banking Regulation and Supervisory Practice for Reform of the 1988 Capital Accord, published in June 1999 as revised or amended, including any further proposals of the Basel Committee) or other requirements against assets held by or deposits in or for the account of, or loans by, any relevant office of the Sixth Issuer Liquidity Facility Provider or any of its Affiliates by any competent authority after the date of this Agreement, including any law or regulation relating to taxation, change in currency of a country or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control.

(b)   In this Agreement "INCREASED COST" means:

      (i) an additional cost incurred by a Sixth Issuer Liquidity Facility Provider as a result of it having entered into, or performing, maintaining or funding its obligations under, the Sixth Issuer Liquidity Documents; or

      (ii) that portion of an additional cost incurred by a Sixth Issuer Liquidity Facility Provider in making, funding or maintaining all or any advances comprised in a class of advances formed by or including the Sixth Issuer Liquidity Facility Loans made or to be made under the Sixth Issuer Liquidity Documents as is attributable to it making, funding or maintaining those participations; or

      (iii) a reduction in any amount payable to a Sixth Issuer Liquidity Facility Provider or the effective return to a Sixth Issuer Liquidity Facility Provider under this Agreement or (to the extent it is attributable to this Agreement) on its capital, including any reduction in the effective return from the Sixth Issuer Liquidity Facility Margin or the commitment fee payable under CLAUSE 17 of this Agreement; or

      (iv) the amount of any payment made by the Sixth Issuer Liquidity Facility Provider, or the amount of interest or other return foregone by the Sixth Issuer Liquidity Facility Provider, calculated by reference to any amount received or receivable by the Sixth Issuer Liquidity Facility Provider from any other Party under this Agreement.

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                                       15

12.2  EXCEPTIONS

      CLAUSE 12.1 (Increased costs) does not apply to any increased cost:

      (a)   compensated for by the payment of the Additional Percentage; or

      (b) compensated for by the operation of CLAUSE 10 (Taxes) or which would have been so compensated but for the operation of CLAUSE 10.3; or

      (c) attributable to any change in the rate of, or change in the basis of calculating, tax on the overall net income of the Sixth Issuer Liquidity Facility Provider (or the overall net income of a division or branch of the Sixth Issuer Liquidity Facility Provider) imposed in the jurisdiction in which its principal office (or the facility office of the division or branch) is situated.

13.   ILLEGALITY

      If it is or becomes unlawful in any jurisdiction for the Sixth Issuer Liquidity Facility Provider to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain any Sixth Issuer Liquidity Facility Loan, then:

      (a) the Sixth Issuer Liquidity Facility Provider may notify the Sixth Issuer accordingly; and

      (b)   (i)   subject to CLAUSE 18 (Enforcement and Subordination), the
                  Sixth Issuer shall forthwith prepay the Sixth Issuer Liquidity
                  Facility Loans together with all interest and all other amounts payable by it to the Sixth Issuer Liquidity Facility
                  Provider under this Agreement; and

            (ii) the Sixth Issuer Liquidity Facility Commitment shall be cancelled.

14.   REPRESENTATIONS AND WARRANTIES

14.1  REPRESENTATIONS AND WARRANTIES BY THE SIXTH ISSUER

      The Sixth Issuer makes the representations and warranties set out in this CLAUSE 14.1 to the Sixth Issuer Liquidity Facility Provider and the Sixth Issuer Security Trustee:

(a)   Status

      (i) It is a limited liability company, duly incorporated and validly existing under the laws of England and Wales; and

      (ii) it has the power to own its assets and carry on its business as it is being conducted.

(b)   Powers and authority

      It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, the Sixth Issuer Liquidity Documents to which it is or will be a party and the transactions contemplated by those Sixth Issuer Liquidity Documents.

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                                       16

(c)   Legal validity

      Each Sixth Issuer Liquidity Document to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation enforceable in accordance with its terms.

(d)   Non-conflict

      The entry into and performance by it of, and the transactions contemplated by, the Sixth Issuer Liquidity Documents do not and will not:

      (i)   conflict with any law or regulation or judicial or official order;
            or

      (ii)  conflict with its constitutional documents; or

      (iii) conflict with any document which is binding upon it or any of its assets.

(e)   No default

      No Sixth Issuer Liquidity Facility Event of Default is outstanding or might result from the making of any Sixth Issuer Liquidity Facility Loan.

(f)   Authorisations

      All authorisations required or desirable in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Sixth Issuer Liquidity Documents have been obtained or effected (as appropriate) and are in full force and effect.

(g)   Litigation

      No litigation, arbitration or administrative proceedings involving the Sixth Issuer are current or, to its knowledge, pending or threatened, which might, if adversely determined, have a material adverse effect on the business or financial condition of the Sixth Issuer or the ability of the Sixth Issuer to perform its obligations under this Agreement.

(h)   Security Interests

      None of the assets of the Sixth Issuer is affected by any Security Interest, and the Sixth Issuer is not a party to, nor is it or any of its assets bound by, any order, agreement or instrument under which the Sixth Issuer is, or in certain events may be, required to create, assume or permit to arise any Security Interest, other than the Security Interests created by the Sixth Issuer Deed of Charge.

(i)   Sixth Issuer Deed of Charge

      The Sixth Issuer Deed of Charge creates, or will create when the Sixth Issuer Liquidity Facility Stand-by Account is opened, a first priority Security Interest of the type described in the Sixth Issuer Deed of Charge over the Sixth Issuer Liquidity Facility Stand-by Deposit in favour of the Sixth Issuer Security Trustee.

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                                       17

      A breach by the Sixth Issuer of any representation or warranty contained in this CLAUSE 14.1 or otherwise in this Agreement shall entitle the Sixth Issuer Liquidity Facility Provider to terminate this Agreement or declare the Sixth Issuer Liquidity Facility Drawing or the Sixth Issuer Liquidity Facility Stand-by Drawing or any other amounts payable under this Agreement due and payable or to prevent any utilisation of the Sixth Issuer Liquidity Facility or the Sixth Issuer Liquidity Standby-by Facility or any Sixth Issuer Liquidity Facility Loan being made. In this event, the Sixth Issuer Liquidity Facility Provider hereby agrees and acknowledges to the Sixth Issuer Security Trustee and the Sixth Issuer that it is bound by the terms of the Sixth Issuer Deed of Charge and, confirms and agrees that no sum, whether in respect of principal, interest or other obligations under this Agreement, shall be payable by the Sixth Issuer to the Sixth Issuer Liquidity Provider except in accordance with the provisions of the Sixth Issuer Deed of Charge. The Sixth Issuer Liquidity Facility Provider further acknowledges to the Sixth Issuer Security Trustee that only the Sixth Issuer Security Trustee may enforce the Sixth Issuer Security created in favour of the Sixth Issuer Security Trustee by or pursuant to the Sixth Issuer Deed of Charge and that the Sixth Issuer Facility Provider shall not take any steps for the purposes of recovering any debts whatsoever owing to it by the Sixth Issuer save as provided for in accordance with the terms of the Sixth Issuer Deed of Charge.

14.2 REPRESENTATIONS AND WARRANTIES BY THE SIXTH ISSUER LIQUIDITY FACILITY PROVIDER

      The Sixth Issuer Liquidity Facility Provider makes the representations and warranties set out in this CLAUSE 14.2 to the Sixth Issuer and the Sixth Issuer Security Trustee.

(a)   Status

      It is duly incorporated with limited liability under the laws of the jurisdiction of its incorporation and is an authorised institution under the Financial Services and Markets Act 2000.

(b)   Tax status

      It is a Qualifying Bank.

(c)   Powers and authorisations

      The documents which contain or establish its constitution include provisions which give power, and all necessary corporate authority has been obtained and action taken, for it to sign and deliver, and perform the transactions contemplated in this Agreement and the agreements entered into in connection herewith and this Agreement and the agreements entered into in connection herewith constitute its valid, legal and binding obligations.

(d)   Rating

      It has the Requisite Ratings (and will notify both the Sixth Issuer and the Sixth Issuer Security Trustee of the occurrence of any downgrading by the Rating Agencies of any of its rated debt obligations to a level below the Requisite Ratings).

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                                       18

14.3  TIMES FOR MAKING REPRESENTATIONS AND WARRANTIES

      The representations and warranties set out in this CLAUSE 14 (Representations and warranties):

      (a)   are made on the date of this Agreement;

      (b) are deemed to be repeated by the Sixth Issuer on the date of each Sixth Issuer Liquidity Facility Request, each Sixth Issuer Liquidity Facility Drawdown Date and each Interest Payment Date with reference to the facts and circumstances then existing; and

      (c) are deemed to be repeated by the Sixth Issuer Liquidity Facility Provider on each Sixth Issuer Liquidity Facility Drawdown Date unless the Sixth Issuer Liquidity Facility Provider has provided written notice to the Sixth Issuer prior to such date that it will be unable to make a representation and warranty on such date.

15.   UNDERTAKINGS

15.1  DURATION

      The undertakings in this CLAUSE 15 remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Sixth Issuer Liquidity Facility Commitment is in force.

15.2  FINANCIAL INFORMATION

      The Sixth Issuer shall supply to the Sixth Issuer Liquidity Facility Provider and the Sixth Issuer Security Trustee:

      (a) as soon as the same are available (and in any before the latest date for publication in accordance with the Companies Act 1985, as amended) its audited accounts for that financial year, which shall be prepared in accordance with generally accepted accounting principles; and

      (b) promptly such other information as the Sixth Issuer Security Trustee may reasonably request.

15.3  INFORMATION - MISCELLANEOUS

      The Sixth Issuer shall supply to the Sixth Issuer Liquidity Facility Provider promptly, such further information in its possession or control regarding its financial condition and operations as it supplies to the Sixth Issuer Security Trustee, if the Sixth Issuer Liquidity Facility Provider so requests.

15.4  NOTIFICATION OF DEFAULT

      The Sixth Issuer shall notify the Sixth Issuer Liquidity Facility Provider of any Sixth Issuer Liquidity Facility Event of Default (and the steps, if any, being taken to remedy it) promptly upon its occurrence.

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                                       19

15.5  AUTHORISATIONS

      The Sixth Issuer shall promptly:

      (a)   obtain, maintain and comply with the terms of; and

      (b) supply certified copies to the Sixth Issuer Liquidity Facility Provider of,

      any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Sixth Issuer Liquidity Document.

15.6  UNITED STATES ACTIVITIES

      The Sixth Issuer will not engage in any activities in the United States (directly or through agents), will not derive any income from United States sources as determined under United States income tax principles, and will not hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under United States income tax principles.

15.7  QUALIFYING BANK

      The Sixth Issuer Liquidity Facility Provider shall promptly inform the Sixth Issuer, the Sixth Issuer Cash Manager and the Sixth Issuer Security Trustee if it ceases to be, or if it reasonably believes that it will cease to be, a Qualifying Bank.

15.8  COVENANTS

      The Sixth Issuer undertakes to the Sixth Issuer Liquidity Facility Provider that it will not breach any of its obligations under Condition 3 of the Sixth Issuer Notes.

16.   DEFAULT

16.1  SIXTH ISSUER LIQUIDITY FACILITY EVENT OF DEFAULT

      Each of the events set out in CLAUSES 16.2 (Non-Payment) to 16.5 (Unlawfulness) (inclusive) is a Sixth Issuer Liquidity Facility Event of Default (whether or not caused by any reason whatsoever outside the control of the Sixth Issuer or any other person).

16.2  NON-PAYMENT

(a) Subject to PARAGRAPH (B) below, the Sixth Issuer does not pay within 3 Business Days of the due date any amount payable by it under the Sixth Issuer Liquidity Documents at the place at and in the currency in which it is expressed to be payable.

(b) The Sixth Issuer Liquidity Facility Provider agrees that the non-payment of any Sixth Issuer Liquidity Subordinated Amounts shall only constitute a Sixth Issuer Liquidity Facility Event of Default under PARAGRAPH (A) above in circumstances where the Sixth Issuer has the requisite funds to pay such amounts in accordance with the Sixth Issuer Cash Management Agreement or, as applicable, the Sixth Issuer Deed of Charge on the relevant due date and any such Sixth Issuer Liquidity Subordinated Amounts are not then paid.

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                                       20

16.3  INSOLVENCY PROCEEDINGS

      An order is made or an effective resolution is passed for the winding-up or administration of the Sixth Issuer (other than a winding-up for the purposes of merger, amalgamation or reconstruction the terms of which shall either have been previously approved by the Sixth Issuer Security Trustee in writing or by an extraordinary resolution of the holders of the Sixth Issuer Notes).

16.4  SIXTH ISSUER NOTE ENFORCEMENT NOTICE

      A Sixth Issuer Note Enforcement Notice is served or the Sixth Issuer Security Trustee having become bound to serve a Sixth Issuer Note Enforcement Notice fails to do so within 30 days of becoming so bound.

16.5  UNLAWFULNESS

      It is or becomes unlawful for the Sixth Issuer to perform any of its obligations under the Sixth Issuer Liquidity Documents.

16.6  ACCELERATION

      On and at any time after the occurrence of a Sixth Issuer Liquidity Facility Event of Default and subject to CLAUSE 18 (Enforcement and Subordination) the Sixth Issuer Liquidity Facility Provider may by notice to the Sixth Issuer:

      (a)   cancel the Sixth Issuer Liquidity Facility Commitment; and/or

      (b) demand that all or part of the Sixth Issuer Liquidity Facility Loans, together with accrued interest, and all other amounts accrued under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable; and/or

      (c) demand that all or part of the Sixth Issuer Liquidity Facility Loans be payable on demand, whereupon they shall immediately become payable on demand.

17.   FEES

17.1  COMMITMENT FEE

(a) The Sixth Issuer shall (subject to CLAUSE 18 (Enforcement and Subordination) pay to the Sixth Issuer Liquidity Facility Provider a commitment fee computed at the rate of:

      (i) nought point ___ per cent. (0.__%) per annum up to and excluding the Interest Payment Date in [April 2008]; and

      (ii) nought point ___ per cent. (0.__%) per annum on and from the Interest Payment Date in [April 2008],

      in each case on the undrawn, uncancelled amount of the Sixth Issuer Liquidity Facility Commitment during the period from the date of this Agreement up to and including the last day of the Sixth Issuer Liquidity Facility Commitment Period.

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                                       21

(b) Subject to CLAUSE 18 (Enforcement and Subordination), the accrued commitment fee is payable quarterly in arrear on each Interest Payment Date. The accrued commitment fee is also payable to the Sixth Issuer Liquidity Facility Provider on the cancelled amount of the Sixth Issuer Liquidity Facility Commitment at the time the cancellation takes effect.

17.2  VAT

      Any fee referred to in this CLAUSE 17 (Fees) is exclusive of any amount in respect of value added tax or any other tax which might be chargeable in connection with that fee. If any value added tax or other tax is so chargeable, it shall be paid by the Sixth Issuer at the same time as it pays the relevant fee (against production of a valid tax invoice).

18.   ENFORCEMENT AND SUBORDINATION

(a) The Sixth Issuer Liquidity Facility Provider acknowledges to the Sixth Issuer Security Trustee that it is bound by the terms of the Sixth Issuer Deed of Charge and, in particular, confirms that no sum, whether in respect of principal or interest or otherwise relating to any Sixth Issuer Liquidity Facility Loan, shall be paid by the Sixth Issuer except in accordance with the provisions of the Sixth Issuer Cash Management Agreement and the Sixth Issuer Deed of Charge unless and until all sums required by the Sixth Issuer Cash Management Agreement or the Sixth Issuer Deed of Charge, as the case may be, to be paid or provided for in priority thereto have been paid or discharged in full.

(b) The Sixth Issuer Liquidity Facility Provider further agrees that only the Sixth Issuer Security Trustee may enforce the security created in favour of, inter alia, the Sixth Issuer Liquidity Facility Provider and the Sixth Issuer Security Trustee by the Sixth Issuer Deed of Charge and that the Sixth Issuer Liquidity Facility Provider shall not take any steps for the purpose of:

      (i) recovering any debts whatsoever owing to it by the Sixth Issuer save as provided for in accordance with the terms of the Sixth Issuer Deed of Charge (including, without limitation, by exercising any right of set-off); or

      (ii) enforcing any rights arising out of this Agreement against the Sixth Issuer; or

      (iii) procuring the winding-up, administration or liquidation of the Sixth Issuer in respect of any of its liabilities whatsoever,

      unless the Sixth Issuer Security Trustee, having become bound to serve a Sixth Issuer Note Enforcement Notice, fails to do so within 30 days of becoming so bound and that failure is continuing (in which case the Sixth Issuer Liquidity Facility Provider shall be entitled to take any such steps and proceedings as it shall deem necessary other than the presentation of a petition for the winding-up of, or for an administration order in respect of, the Sixth Issuer) provided that the Sixth Issuer Liquidity Facility Provider shall not be entitled to take any steps or proceedings pursuant to this Agreement which would contravene CLAUSES 5 to 9 of the Sixth Issuer Deed of Charge.

(c) Subject to PARAGRAPH (B) above, the Sixth Issuer Liquidity Facility Provider agrees to defer taking any action or proceedings against the Sixth Issuer to recover any amounts payable by the Sixth Issuer to the Sixth Issuer Liquidity Facility Provider under this Agreement except to the extent expressly permitted by the provisions of the Sixth Issuer Deed of Charge unless and until (then only to the extent that) the Sixth Issuer has assets sufficient to meet such claim in full having taken into account all other liabilities (actual, contingent or prospective) of the

      Sixth Issuer which under the Sixth Issuer Deed of Charge rank pari passu with or in priority to its liabilities to the Sixth Issuer Liquidity Facility Provider under this Agreement, provided however that nothing in this PARAGRAPH (C) shall prevent the Sixth Issuer Liquidity Facility Provider from proving for the full amount owed to it by the Sixth Issuer under this Agreement in the liquidation of the Sixth Issuer.

(d) Without prejudice to the other provisions of this CLAUSE 18, the Sixth Issuer Liquidity Facility Provider covenants with the Sixth Issuer Security Trustee that if, whether in the liquidation of the Sixth Issuer or otherwise (and notwithstanding the provisions of this CLAUSE 18), any payment (whether of principal, interest or otherwise) is received by it in respect of a Sixth Issuer Liquidity Facility Loan other than in accordance with CLAUSES 3 and 6 of the Sixth Issuer Cash Management Agreement and CLAUSES 7 and 8 of the Sixth Issuer Deed of Charge the amount so paid shall be received and held by the Sixth Issuer Liquidity Facility Provider upon trust for the Sixth Issuer Security Trustee and shall be paid over to the Sixth Issuer Security Trustee forthwith upon receipt provided however that this PARAGRAPH (D) shall have effect only to the extent that it does not constitute or create and is not deemed to constitute or create any mortgage, charge or other Security Interest of any kind.

19.   EXPENSES

19.1  INITIAL AND SPECIAL COSTS

      Subject to CLAUSE 18 (Enforcement and Subordination), the Sixth Issuer shall forthwith on demand pay the Sixth Issuer Liquidity Facility Provider the amount of all costs and expenses (including reasonable legal fees) incurred by it in connection with:

      (a)   the negotiation, preparation, printing and execution of:

            (i) this Agreement and any other documents referred to in this Agreement; and

            (ii) any other Sixth Issuer Liquidity Document (other than a Novation Certificate) executed after the date of this Agreement;

      (b) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of the Sixth Issuer or, in the case of CLAUSE 2.4 (Change of currency), the Sixth Issuer Liquidity Facility Provider and relating to a Sixth Issuer Liquidity Document or a document referred to in any Sixth Issuer Liquidity Document; and

      (c) any other matter, not of an ordinary administrative nature, arising out of or in connection with a Sixth Issuer Liquidity Document.

19.2  ENFORCEMENT COSTS

      Subject to CLAUSE 18 (Enforcement and Subordination), the Sixth Issuer shall forthwith on demand pay to the Sixth Issuer Liquidity Facility Provider the amount of all costs and expenses (including legal fees) incurred by it:

      (a) in connection with the enforcement of, or the preservation of any rights under, any Sixth Issuer Liquidity Document; or

      (b) in investigating any possible Sixth Issuer Liquidity Facility Event of Default.

20.   STAMP DUTIES

      Subject to CLAUSE 18 (Enforcement and Subordination), the Sixth Issuer shall pay and forthwith on demand indemnify the Sixth Issuer Liquidity Facility Provider against any liability it incurs in respect of any stamp, registration and similar documentary tax which is or becomes payable in connection with the entry into, performance or enforcement of any Sixth Issuer Liquidity Document.

21.   INDEMNITIES

21.1  CURRENCY INDEMNITY

(a) Subject to CLAUSE 18 (Enforcement and Subordination), if the Sixth Issuer Liquidity Facility Provider receives an amount in respect of the Sixth Issuer's liability under the Sixth Issuer Liquidity Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which the amount is expressed to be payable under the relevant Sixth Issuer Liquidity Document:

      (i) the Sixth Issuer shall indemnify the Sixth Issuer Liquidity Facility Provider as an independent obligation against any loss or liability arising out of or as a result of the conversion;

      (ii) if the amount received by the Sixth Issuer Liquidity Facility Provider, when converted into the contractual currency at a market rate in the usual course of its business, is less than the amount owed in the contractual currency, the Sixth Issuer shall forthwith on demand pay to the Sixth Issuer Liquidity Facility Provider an amount in the contractual currency equal to the deficit; and

      (iii) the Sixth Issuer shall forthwith on demand pay to the Sixth Issuer Liquidity Facility Provider on demand any exchange costs and Taxes payable in connection with any such conversion.

(b) The Sixth Issuer waives any right it may have in any jurisdiction to pay any amount under the Sixth Issuer Liquidity Documents in a currency other than that in which it is expressed to be payable.

21.2  OTHER INDEMNITIES

      Subject to CLAUSE 18 (Enforcement and Subordination), the Sixth Issuer shall forthwith on demand indemnify the Sixth Issuer Liquidity Facility Provider against any loss or liability which that Sixth Issuer Liquidity Facility Provider incurs as a consequence of:

      (a) the operation of CLAUSE 16.6 (Acceleration) or if the loss or liability is caused by the Sixth Issuer making a payment other than in accordance with CLAUSE 9 (Payments);

      (b) any payment of principal or an overdue amount being received from any source otherwise than on its Interest Payment Date and, for the purposes of this PARAGRAPH (B), the Interest Payment Date of an overdue amount is the last day of each Sixth Issuer Liquidity Facility Interest Period;

      (c) (other than by reason of negligence or default by the Sixth Issuer Liquidity Facility Provider) a Sixth Issuer Liquidity Facility Loan not being made after the Sixth Issuer has delivered a Sixth Issuer Liquidity Facility Request for that Sixth Issuer Liquidity Facility Loan; or

      (d) any reasonable costs, including legal fees, which the Sixth Issuer Liquidity Facility Provider, sustain or incurs as a consequence of any default by the Sixth Issuer in the performance of its obligations under this Agreement.

      The Sixth Issuer's liability in each case includes any loss of margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Sixth Issuer Liquidity Document, any amount repaid or prepaid or any Sixth Issuer Liquidity Facility Loan.

22.   EVIDENCE AND CALCULATIONS

22.1  ACCOUNTS

      Accounts maintained by the Sixth Issuer Liquidity Facility Provider in connection with this Agreement are prima facie evidence of the matters to which they relate.

22.2  CERTIFICATES AND DETERMINATIONS

      Any certification or determination by the Sixth Issuer Liquidity Facility Provider of a rate or amount under this Agreement is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

22.3  CALCULATIONS

      Interest (including any applicable Additional Percentage) and the fee payable under CLAUSE 17.1 (Commitment fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 365 days or, if market practice dictates, 360 days.

23.   AMENDMENTS AND WAIVERS

23.1  PROCEDURE

      Any term of the Sixth Issuer Liquidity Documents may be amended or waived with the agreement of the Sixth Issuer, the Sixth Issuer Security Trustee and the Sixth Issuer Liquidity Facility Provider.

23.2  WAIVERS AND REMEDIES CUMULATIVE

      The rights of the Sixth Issuer Liquidity Facility Provider under the Sixth Issuer Liquidity Documents:

      (a)   may be exercised as often as necessary;

      (b) are cumulative and not exclusive of its rights under the general law; and

      (c)   may be waived only in writing and specifically.

      Delay in exercising or non-exercise of any such right is not a waiver of that right.

24.   CHANGES TO THE PARTIES

24.1  TRANSFERS BY THE SIXTH ISSUER

      The Sixth Issuer may not assign, transfer, novate or dispose of any of, or any interest in, the Sixth Issuer Liquidity Facility Commitment and/or rights and/or obligations under this Agreement except that the Sixth Issuer may assign its rights under this Agreement to the Sixth Issuer Security Trustee pursuant to the Sixth Issuer Deed of Charge.

24.2  TRANSFER BY THE SIXTH ISSUER SECURITY TRUSTEE

      The Sixth Issuer Security Trustee may assign its rights under this Agreement to any successor security trustee under the Sixth Issuer Deed of Charge.

24.3  TRANSFERS BY THE SIXTH ISSUER CASH MANAGER

      The Sixth Issuer Cash Manager may assign its rights under this Agreement to any successor Sixth Issuer Cash Manager under the Sixth Issuer Cash Management Agreement.

24.4  TRANSFERS BY THE SIXTH ISSUER LIQUIDITY FACILITY PROVIDER

(a) The Sixth Issuer Liquidity Facility Provider (the "EXISTING SIXTH ISSUER LIQUIDITY FACILITY PROVIDER") may, subject to PARAGRAPH (B) below, at any time assign, transfer or novate any of its rights and/or obligations under this Agreement to another Qualifying Bank with the Requisite Ratings (the "NEW SIXTH ISSUER LIQUIDITY FACILITY PROVIDER") provided that the current ratings of the Sixth Issuer Notes are not adversely affected thereby.

(b) The prior consent of the Sixth Issuer and the Sixth Issuer Security Trustee is required for any such assignment, transfer or novation, unless a Sixth Issuer Liquidity Facility Event of Default is outstanding in which case no consent is required from the Sixth Issuer. However, the prior consent of the Sixth Issuer and the Sixth Issuer Security Trustee must not be unreasonably withheld or delayed and will be deemed to have been given if, within 14 days of receipt by the Sixth Issuer or the Sixth Issuer Security Trustee (as applicable) of an application for consent, it has not been expressly refused.

(c)   A transfer of obligations will be effective only if either:

      (i) the obligations are novated in accordance with CLAUSE 24.5 (Procedure for novations); or

      (ii) the New Sixth Issuer Liquidity Facility Provider confirms to the Sixth Issuer Security Trustee and the Sixth Issuer that it undertakes to be bound by the terms of this Agreement (including, without limitation, the representations and warranties) to be made by it in accordance with CLAUSE 14.2 (Representations and warranties by the Sixth Issuer Liquidity Facility Provider) and the Sixth Issuer Deed of Charge. On the transfer becoming effective in this manner the Existing Sixth Issuer Liquidity Facility Provider shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Sixth Issuer Liquidity Facility Provider.

      (d) Nothing in this Agreement restricts the ability of the Sixth Issuer Liquidity Facility Provider to sub-contract an obligation if the Sixth Issuer Liquidity Facility Provider remains primarily liable under this Agreement for that obligation.

      (e) The Existing Sixth Issuer Liquidity Facility Provider is not responsible to a New Sixth Issuer Liquidity Facility Provider for:

            (i) the execution, genuineness, validity, enforceability or sufficiency of any Sixth Issuer Liquidity Document or any other document;

            (ii) the collectability of amounts payable under any Sixth Issuer Liquidity Document; or

            (iii) the accuracy of any statements (whether written or oral) made in or in connection with any Sixth Issuer Liquidity Document.

      (f) The New Sixth Issuer Liquidity Facility Provider confirms to the Existing Sixth Issuer Liquidity Facility Provider and the other Finance Parties that it:

            (i) has made its own independent investigation and assessment of the financial condition and affairs of each of the Sixth Issuer and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Sixth Issuer Liquidity Facility Provider in connection with any Sixth Issuer Liquidity Document; and

            (ii) will continue to make its own independent appraisal of the creditworthiness of each of the Sixth Issuer and its related entities while any amount is or may be outstanding under this Agreement or any Sixth Issuer Liquidity Facility Commitment is in force.

      (g) Nothing in any Sixth Issuer Liquidity Document obliges the Existing Sixth Issuer Liquidity Facility Provider to:

            (i) accept a re-transfer from a New Sixth Issuer Liquidity Facility Provider of the Sixth Issuer Liquidity Facility Commitment and/or rights and/or obligations assigned, transferred or novated under this Clause; or

            (ii) support any losses incurred by the New Sixth Issuer Liquidity Facility Provider by reason of the non-performance by the Sixth Issuer of its obligations under this Agreement or otherwise.

      (h) Any reference in this Agreement to the Sixth Issuer Liquidity Facility Provider includes a New Sixth Issuer Liquidity Facility Provider.

24.5  PROCEDURE FOR NOVATIONS

(a)   A novation is effected if:

      (i) the Existing Sixth Issuer Liquidity Facility Provider and the New Sixth Issuer Liquidity Facility Provider deliver to the Sixth Issuer Security Trustee a duly completed certificate (a "NOVATION CERTIFICATE"), substantially in the form of SCHEDULE 4; and

      (ii)  the Sixth Issuer Security Trustee executes it.

(b) To the extent that they are expressed to be the subject of the novation in the Novation Certificate:

      (i) the Existing Sixth Issuer Liquidity Facility Provider and the other Parties (the "EXISTING PARTIES") will be released from their obligations to each other (the "DISCHARGED OBLIGATIONS");

      (ii) the New Sixth Issuer Liquidity Facility Provider and the Existing Parties will assume obligations towards each other which differ from the Discharged Obligations only insofar as they are owed to or assumed by the New Sixth Issuer Liquidity Facility Provider instead of the Existing Sixth Issuer Liquidity Facility Provider;

      (iii) the rights of the Existing Sixth Issuer Liquidity Facility Provider against the Existing Parties and vice versa (the "DISCHARGED RIGHTS") will be cancelled; and

      (iv) the New Sixth Issuer Liquidity Facility Provider and the Existing Parties will acquire rights against each other which differ from the Discharged Rights only insofar as they are exercisable by or against the New Sixth Issuer Liquidity Facility Provider instead of the Existing Sixth Issuer Liquidity Facility Provider,

      all on the date of execution of the Novation Certificate by the Sixth Issuer Security Trustee or, if later, the date specified in the Novation Certificate.

25.   DISCLOSURE OF INFORMATION

      The Sixth Issuer Liquidity Facility Provider may disclose to any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:

      (a)   a copy of any Sixth Issuer Liquidity Document; and

      (b) any information which the Sixth Issuer Liquidity Facility Provider has acquired under or in connection with any Sixth Issuer Liquidity Document,

      if that person undertakes to the Sixth Issuer and the Sixth Issuer Security Trustee to keep the information confidential.

26.   SET-OFF

(a) The Sixth Issuer Liquidity Facility Provider undertakes with the Sixth Issuer and the Sixth Issuer Security Trustee not to exercise or claim any right of set-off or combination or consolidation of accounts in respect of any account of the Sixth Issuer with the Sixth Issuer Liquidity Facility Provider and/or interest accruing on amounts in any such account or any part of such account in or towards, or conditionally upon satisfaction of any liabilities to the Sixth Issuer Liquidity Facility Provider of the Sixth Issuer or itself in any other capacity whatsoever or any other person.

(b) In the event that the Sixth Issuer Liquidity Facility Provider (in breach of its undertaking in PARAGRAPH (A) above) exercises any right of set-off or combination or consolidation of accounts, the Sixth Issuer Liquidity Facility Provider shall pay to the Sixth Issuer such additional amount so that the net amount received by the Sixth Issuer will equal the full amount which would have been received by it if the Sixth Issuer Liquidity Facility Provider had not exercised or claimed such right of set-off or combination or consolidation of accounts.

27.   SEVERABILITY

      If a provision of any Sixth Issuer Liquidity Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

      (a) the legality, validity or enforceability in that jurisdiction of any other provision of the Sixth Issuer Liquidity Documents; or

      (b) the legality, validity or enforceability in other jurisdictions of that or any other provision of the Sixth Issuer Liquidity Documents.

28.   COUNTERPARTS

      This Agreement may be executed, manually or by facsimile, in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

29.   NOTICES

29.1  GIVING OF NOTICES

      Any notice, communication or demand made under or in connection with this Deed shall be in writing and shall be delivered personally, or by post, fax or cable to the addresses given in CLAUSE 29.2 (Address) or at such other address as the recipient may have notified to the other party in writing. Proof of posting or despatch of any notice or communication shall be deemed to be proof of receipt:

      (a)   in the case of a letter, on the third Business Day after posting;
            and

      (b)   in the case of a facsimile on the Business Day of despatch.

29.2  ADDRESSES FOR NOTICES

      The addresses referred to in this CLAUSE 29 (Address) are as follows:

      (a) in the case of the Sixth Issuer, to Holmes Financing (No. 6) PLC at Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN (facsimile number (44) 20 7612 4442) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House (AAM 126), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 343 019) for the attention of the Securitisation Team, Business Relationship Management;

      (b) in the case of the Sixth Issuer Cash Manager, to Abbey National plc at Abbey National House, 2 Triton Square, Regents Place, London NW1 3AN (facsimile number (44) 20 7612 4442) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House (AAM 126), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 343 019) for the attention of the Securitisation Team, Business Relationship Management;

      (c) in the case of the Sixth Issuer Security Trustee, to The Bank of New York, One Canada Square, London E14 5AL (facsimile number ___) for the attention of the ___; and

      (d) in the case of the Sixth Issuer Liquidity Facility Provider, to ___ (facsimile number (44) ___) for the attention of ___,

      or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this CLAUSE 29.

30.   THIRD PARTY RIGHTS

      The parties to this Agreement do not intend that any term of this Agreement should be enforced, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

31.   GOVERNING LAW

      This Agreement is governed by English law.

32.   SUBMISSION TO JURISDICTION

      Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                         CONDITIONS PRECEDENT DOCUMENTS

1. A copy of the memorandum and articles of association and certificate of incorporation of the Sixth Issuer.

2.    A copy of a resolution of the board of directors of the Sixth Issuer:

      (a) approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement;

      (b) authorising a specified person or persons to execute this Agreement on its behalf; and

      (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with this Agreement.

3. A specimen of the signature of each person authorised by the resolution referred to in PARAGRAPH 2 above.

4. A certificate of an authorised signatory of the Sixth Issuer certifying that each copy document specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

5.    The Transaction Documents.

6. Legal opinion of Allen & Overy as to security granted under the Sixth Issuer Deed of Charge.

7. Confirmation from one of the Managers that the Sixth Issuer Notes have been issued on the Sixth Issuer Closing Date.

                                   SCHEDULE 2

                    CALCULATION OF THE ADDITIONAL PERCENTAGE

(a) For the purposes of PARAGRAPH (A) of the definition of Additional Percentage, the Additional Percentage for a Sixth Issuer Liquidity Facility Loan for its Sixth Issuer Liquidity Facility Interest Period is the rate determined by the Sixth Issuer Liquidity Facility Provider (rounded upward, if necessary, to four decimal places) calculated in accordance with the following formula:

      BY+S(Y-Z)+Fx(0.01)
      ------------------% per annum = Additional Percentage
          100-(B+S)

      where on the day of application of the formula:

      B is the percentage of the Sixth Issuer Liquidity Facility Provider's eligible liabilities (in excess of any stated minimum) which the Bank of England requires the Sixth Issuer Liquidity Facility Provider to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

      Y     is the applicable LIBOR for that Sixth Issuer Liquidity Facility
            Provider;

      S is the percentage of the Sixth Issuer Liquidity Facility Provider's eligible liabilities which the Bank of England requires the Sixth Issuer Liquidity Facility Provider to place as a special deposit;

      Z is the lower of Y and the interest rate per annum paid by the Bank of England on special deposits; and

      F is the amount expressed in pounds per (pound)1 million of the tariff base of the Sixth Issuer Liquidity Facility Provider payable under the Fees Rules to the Financial Services Authority per annum (but, for this purpose, calculated by the Sixth Issuer Liquidity Facility Provider on a notional basis as being the average of the fee tariffs within fee-block Category A1 (Deposit acceptors) of the Fees Rules applicable to the Sixth Issuer Liquidity Facility Provider, applying any applicable discount and disregarding any minimum fee payable under the Fees Rules).

(b)   For the purposes of this Schedule 2:

      (i) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them at the time of application of the formula by the Bank of England;

      (ii)  "TARIFF BASE" has the meaning given to it in the Fees Rules; and

      (iii) "FEES RULES" means the then current rules on periodic fees in the Supervision Manual of the FSA Handbook.

(c) In the application of the formula, B, Y, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

(d)   (i)   Each formula is applied on the first day of the relevant Sixth
            Issuer Liquidity Facility Interest Period.

      (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

      (iii) If the formula produces a negative percentage, the percentage shall be taken as zero.

(e)   If the Sixth Issuer Liquidity Facility Provider determines that:

      (a)   any change in law or regulation, or

      (b) any requirement by the Bank of England or the Financial Services Authority (or, in any case, any successor authority); or

      (c)   a change in circumstances,

      has rendered, or will render, the formula inappropriate, the Sixth Issuer Liquidity Facility Provider shall notify the Sixth Issuer of the manner in which the Additional Percentage will subsequently be calculated. The manner of calculation so notified by the Sixth Issuer Liquidity Facility Provider shall, in the absence of manifest error, be binding on all the Parties.

                                   SCHEDULE 3

                 FORM OF SIXTH ISSUER LIQUIDITY FACILITY REQUEST

To:   ___ as Sixth Issuer Liquidity Facility Provider

Copy: The Bank of New York as Sixth Issuer Security Trustee

From:
                                                              Date: [_________]


                          HOLMES FINANCING (NO. 6) PLC
          (POUND)[25,000,000] SIXTH ISSUER LIQUIDITY FACILITY AGREEMENT
                            DATED ___ NOVEMBER, 2002

1. We wish to borrow a Sixth Issuer Liquidity [Facility Drawing/Facility Stand-by Drawing] as follows:

      (a)   Sixth Issuer Liquidity Facility Drawdown Date: [________]

      (b) [Sixth Issuer Liquidity Facility/Sixth Issuer Liquidity Facility Stand-by Facility]*

      (c)   Amount: (pound)[_________]

      (d)   Payment Instructions: [________].**

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Sixth Issuer Liquidity Facility Request.

3. We confirm that the Sixth Issuer Liquidity Facility Drawing is to be used for one of the purposes specified in Clause 3 (Purpose).

By:

HOLMES FINANCING (NO. 6) PLC
Authorised Signatory


-------------------

*  delete as applicable

** This will be the Liquidity Facility Stand-by Account if this is a Liquidity
   Facility Stand-by Drawing.

                                   SCHEDULE 4

                          FORM OF NOVATION CERTIFICATE

To:   ___ as Sixth Issuer Liquidity Facility Provider
      The Bank of New York as Sixth Issuer Security Trustee

From: [THE EXISTING SIXTH ISSUER LIQUIDITY FACILITY PROVIDER] and
      [THE NEW SIXTH ISSUER LIQUIDITY FACILITY PROVIDER] Date: [_________]


                          HOLMES FINANCING (NO. 6) PLC
          (POUND)[25,000,000] SIXTH ISSUER LIQUIDITY FACILITY AGREEMENT
                            DATED ___ NOVEMBER, 2002

We refer to CLAUSE 24.5 (Procedure for novations).

1. We ___ (the "EXISTING SIXTH ISSUER LIQUIDITY FACILITY PROVIDER") and [________] (the "NEW SIXTH ISSUER LIQUIDITY FACILITY PROVIDER") agree to the Existing Sixth Issuer Liquidity Facility Provider and the New Sixth Issuer Liquidity Facility Provider novating all the Existing Sixth Issuer Liquidity Facility Provider's SIXTH ISSUER LIQUIDITY Facility Commitment (or part) and/or rights and obligations referred to in the Schedule in accordance with CLAUSE 24.5 (Procedure for novations).

2. The specified date for the purposes of CLAUSE 24.5(B) (Procedure for novations) is [date of novation].

3. The New Sixth Issuer Liquidity Facility Provider makes the representations and warranties to be made by it in accordance with CLAUSE 14 (Representations and warranties) as at [date of novation].

4. The address for notices of the New Sixth Issuer Liquidity Facility Provider for the purposes of CLAUSE 29.2 (Addresses for notices) is set out in the Schedule.

5.    This Novation Certificate is governed by English law.

                                  THE SCHEDULE

      SIXTH ISSUER LIQUIDITY FACILITY COMMITMENT AND RIGHTS AND OBLIGATIONS
                                  TO BE NOVATED

                                                      [insert relevant details]

[NEW SIXTH ISSUER LIQUIDITY FACILITY PROVIDER]

[Address for notices]

[Existing Sixth Issuer          [New Sixth Issuer Liquidity    [SIXTH ISSUER
Liquidity Facility Provider]    Facility Provider]             SECURITY TRUSTEE]

By:                             By:                            By:

Date:                           Date:                          Date:

                                   SIGNATORIES

SIXTH ISSUER

SIGNED for and behalf of            )
HOLMES FINANCING (NO. 6) PLC        )


SIXTH ISSUER LIQUIDITY FACILITY PROVIDER

SIGNED for and behalf of            )
___                                 )


SIXTH ISSUER CASH MANAGER

SIGNED for and behalf of            )
ABBEY NATIONAL PLC                  )


SIXTH ISSUER SECURITY TRUSTEE

SIGNED for and behalf of            )
THE BANK OF NEW YORK                )
                                    )